SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2004

Sirna Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2950 Wilderness Place

Boulder, Colorado 80301

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 449-6500

N/A

(Former name or former address, if changed since last report.)

ITEM 5.	OTHER EVENTS AND REQUIRED FD DISCLOSURE

The Registrant issued a press release on May 5, 2004 announcing that it closed its previously announced private placement financing of 5.76 million common shares to institutional investors for aggregate gross proceeds of approximately $18.7 million. A copy of the press release is incorporated herein by reference and filed as Exhibit 99.1 to this Current Report.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

99.1	Press Release issued by the Registrant on May 5, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2004

Sirna Therapeutics, Inc.
(Registrant)

By:	/s/ Howard W. Robin
Name:	Howard W. Robin
Title:	President & Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued by the Registrant on May 5, 2004.

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